Exhibit 99.1

Signature of Reporting Persons:

This statement on Form 3 is filed by Valence Advantage Life Sciences Fund II,
LP, Valence Advantage Life Sciences Side Fund II, LP and Valence Life Sciences
GP II, LLC. The principal business address of each of the reporting entities is
500 Park Avenue, 9th Floor, New York, NY  10022. The reporting entities disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

VALENCE ADVANTAGE LIFE SCIENCES FUND II, LP

By:  Valence Life Sciences GP II, LLC, its general partner

By:/s/ Eric W. Roberts
   Eric W. Roberts, Managing Member

VALENCE ADVANTAGE LIFE SCIENCES SIDE FUND II, LP

By:  Valence Life Sciences GP II, LLC, its general partner

By:/s/ Eric W. Roberts
   Eric W. Roberts, Managing Member

VALENCE LIFE SCIENCES GP II, LLC

By:/s/ Eric W. Roberts
   Eric W. Roberts, Managing Member